Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for Second Quarter Ended October 31, 2022 and Recent Developments

-- Recorded Second Quarter Revenue of $34.8 Million --

-- Signed $26 Million in Net New Business Orders Resulting in a Backlog of $147 Million, an Increase of 23% Year-Over-Year --

-- Mammalian Cell Facilities and Cell and Gene Therapy Facility Expansions Continue on Schedule --

-- Revenue Guidance for Fiscal 2023 Increased to $145 to $150 Million --

TUSTIN, Calif., December 6, 2022 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the second quarter and six months ended October 31, 2022.

Highlights from the Quarter Ended October 31, 2022, and Other Events:

“The consistent execution by our team has strengthened and expanded our customer base, and significantly improved the company’s financial position as compared to prior years. Our topline revenues remain strong and our backlog continues to show strong growth over the prior year. The investment in our business development team is already showing positive results ahead of the completion of our new capacity and services soon to come online. We fully expect this momentum to continue and for all of these reasons, I am pleased to report that Avid is increasing its revenue guidance for the full fiscal year 2023 to between $145 million and $150 million,” stated Nick Green, president and chief executive officer of Avid Bioservices.

“With respect to our facilities and capabilities expansions, work continues to advance according to plan. During the second quarter, we continued to make progress with our cell and gene therapy expansion. We have already launched the analytical and process development capabilities for this business which has allowed us to escalate our dialog with prospective new customers. We are pleased to report that our first customer is already onboarding in this facility. With respect to the GMP suites for our cell and gene therapy business, construction continues on schedule and we expect them to be completed by mid-calendar 2023.

“Likewise, our mammalian cell business capacity expansion is progressing as planned. During the first quarter, much of the downstream equipment was positioned in the Myford facility and validation of this equipment was initiated. During the second quarter, we installed the upstream equipment. As we stand today, the facility is largely mechanically complete and is currently undergoing qualification and validation. We remain on schedule for release to operations during the first quarter of calendar 2023. And finally, expansion of our process development capacity is well underway. The addition of this new capacity is ideally timed as our updated revenue guidance puts our capacity utilization at close to 90% of our current capacity.

“Based on the company’s performance during the first six months, we anticipate that fiscal 2023 will be another strong year for Avid. The company’s strategic transformation is well underway, and we look forward to achieving the milestones that will position us for consistent growth in the future.”

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Financial Highlights and Guidance

•	The company is increasing full year revenue guidance for fiscal 2023 from $140 to $145 million to $145 and $150 million.

•	Revenues for the second quarter of fiscal 2023 were $34.8 million, representing a 33% increase compared to $26.1 million recorded in the prior year period. For the first six months of fiscal 2023, revenues were $71.4 million, a 26% increase compared to $56.9 million in the prior year period. For both the quarter and the year-to-date periods, the increase in revenues can primarily be attributed to increases in process development and manufacturing revenues as compared to the prior year periods.

•	As of October 31, 2022, revenue backlog was $147 million, representing a net increase of 23% compared to $120 million at the end of second quarter fiscal 2022. The company expects to recognize the majority of this backlog over the next twelve months.

•	Gross margin for the second quarter of fiscal 2023 was 12%, compared to a gross margin of 35% for the second quarter of fiscal 2022. Gross margin for first six months of fiscal 2023 was 19%, compared to a gross margin of 36% for the same period during fiscal 2022. During fiscal 2023, growth related costs including labor, overhead and depreciation, represented incremental decreases in margin of approximately 11% and 9%, for the second quarter and year-to-date, respectively, split approximately evenly between mammalian and cell and gene therapy operations. Additionally, prior year’s margins included benefits from unutilized capacity fees. Excluding all of these factors, our second quarter and year-to-date gross margins were approximately in-line with the prior year periods.

•	Selling, general and administrative (“SG&A”) expenses for the second quarter of fiscal 2023 were $6.8 million, an increase of 36% compared to $5.0 million recorded for the second quarter of fiscal 2022. SG&A expenses for the first six months of fiscal 2023 were $13.2 million, an increase of 39% as compared to $9.5 million recorded in the prior year period. The increases in SG&A for both the second quarter and the year-to-date periods were primarily due to increases in compensation and benefits, legal, accounting and other professional expenses.

•	For the second quarter of fiscal 2023, the company recorded a net loss of $1.2 million or $0.02 per basic and diluted share, as compared to net income of $3.5 million or $0.06 per basic and diluted share, for the second quarter of fiscal 2022. For the first six months of fiscal 2023, the company recorded net income of $0.4 million or $0.01 per basic and diluted share, as compared to net income of $9.8 million or $0.16 and $0.15 per basic and diluted share, respectively, during the same prior year period.

•	Avid reported $77.3 million in cash and cash equivalents as of October 31, 2022, compared to $126.2 million as of April 30, 2022.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Recent Corporate Developments

•	The company’s commercial team signed multiple new orders during the second quarter, totaling approximately net $26 million. These orders are with new and existing customers, and span all areas of the business, from process development to commercial manufacturing.

•	During the second quarter, the company strengthened its management team.

o	Michael Alston, Jr. was promoted to the position of vice president, operations, having previously served as Avid’s director of project engineering. Mr. Alston has more than 15 years of experience spanning operational and capital management responsibilities supporting CGMP manufacturing, facilities, engineering, and environmental, health and safety functions.

o	Oksana Lukash, joined Avid as vice president, people. Ms. Lukash has more than 20 years of human resources experience. Prior to joining Avid, Ms. Lukash served as vice president, people & culture at Oncocyte Corporation. During her three-year tenure with the company, she was instrumental in driving three acquisitions and the successful integration of the acquired entities.

•	The company continues to make progress with all of its expansion projects, as well as the construction of its new dedicated cell and gene therapy facility. The company currently expects to complete the second phase of its Myford expansion, which includes both upstream and downstream CGMP manufacturing suites, by the end of the first quarter of calendar 2023. With respect to the cell and gene therapy business, the company brought its process and analytical development capacity online in June 2022. The company remains on track to bring the CGMP manufacturing suites online by mid-calendar 2023. Please visit the Avid Bioservices website Facilities page for more information about the company’s expansions and videos documenting progress (https://avidbio.com/expansion-updates/).

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Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income (loss), free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures, and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income (loss) excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as initial start-up costs related to our expansion into viral vectors for the cell and gene therapy sector of the market, and severance and related expenses; non-cash interest expense on convertible senior notes for the accretion of the issuance costs associated with our convertible senior notes; and other income or expense items and is adjusted for income taxes. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit and is adjusted for income taxes. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income (loss) and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

Webcast

Avid will host a webcast this afternoon, December 6, 2022, at 4:30 PM EST (1:30 PM PST).

To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

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About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 29 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the ongoing COVID-19 pandemic will adversely affect our or our customers’ business and operations, the risk the company may experience delays in engaging new customers, the risk that the company may not be successful in executing customer projects, the risk that the company may experience technical difficulties in completing customer projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2023 revenues, the risk that the completion of the second phase the of the Myford expansion and/or the cell and gene therapy facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing segment may distract senior management’s focus on the company’s existing operations and/or its current expansion of the Myford facility, the risk that the company may experience delays in hiring qualified individuals into the cell and gene therapy business, the risk that the company may experience delays in engaging initial customers for the cell and gene therapy business, and the risk that the cell and gene therapy business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2022, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive INCOME (LOSS)

(Unaudited) (In thousands, except per share information)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021

Revenues	$34,757	$26,109	$71,449	$56,863
Cost of revenues	30,610	16,923	58,185	36,286
Gross profit	4,147	9,186	13,264	20,577

Operating expenses:
Selling, general and administrative	6,831	5,033	13,213	9,493
Total operating expenses	6,831	5,033	13,213	9,493

Operating income (loss)	(2,684)	4,153	51	11,084
Interest expense	(703)	(704)	(1,221)	(1,407)
Other income, net	145	73	195	149
Net income (loss) before income taxes	(3,242)	3,522	(975)	9,826
Income tax benefit	(2,086)	–	(1,383)	–
Net income (loss)	$(1,156)	$3,522	$408	$9,826
Comprehensive income (loss)	$(1,156)	$3,522	$408	$9,826

Net income (loss) per share:
Basic	$(0.02)	$0.06	$0.01	$0.16
Diluted	$(0.02)	$0.06	$0.01	$0.15

Weighted average common shares outstanding:
Basic	62,204	61,414	62,054	61,276
Diluted	62,204	63,602	63,574	63,606

- Continued -

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AVID BIOSERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except par value)

	October 31, 2022	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$77,292	$126,166
Accounts receivable, net	20,580	20,547
Contract assets	6,528	5,369
Inventory	39,061	26,062
Prepaid expenses and other current assets	2,480	1,879
Total current assets	145,941	180,023
Property and equipment, net	139,386	92,955
Operating lease right-of-use assets	35,373	36,806
Deferred tax assets	116,647	115,082
Other assets	4,153	4,627
Restricted cash	350	350
Total assets	$441,850	$429,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,328	$9,504
Accrued compensation and benefits	6,007	8,418
Contract liabilities	48,446	53,798
Current portion of operating lease liabilities	3,111	2,969
Other current liabilities	1,485	1,072
Total current liabilities	82,377	75,761
Convertible senior notes, net	140,097	139,577
Operating lease liabilities, less current portion	36,350	37,886
Finance lease liabilities, less current portion	1,831	2,093
Total liabilities	260,655	255,317

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 62,308 and 61,807 shares issued and outstanding at respective dates	62	62
Additional paid-in capital	612,102	605,841
Accumulated deficit	(430,969)	(431,377)
Total stockholders’ equity	181,195	174,526
Total liabilities and stockholders’ equity	$441,850	$429,843

- Continued -

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avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021

GAAP net income (loss)	$(1,156)	$3,522	$408	$9,826
Stock-based compensation	2,786	1,942	4,683	3,241
Business transition and related costs	–	451	–	937
Non-cash interest expense	260	255	520	509
Income tax effect of adjustments	(2,154)	–	(2,628)	–
Adjusted net income (loss)	$(264)	$6,170	$2,983	$14,513

GAAP net income (loss)	$(1,156)	$3,522	$408	$9,826
Interest expense, net	522	631	956	1,258
Income tax benefit	(2,086)	–	(1,383)	–
Depreciation and amortization	1,819	1,027	3,409	2,036
Stock-based compensation	2,786	1,942	4,683	3,241
Business transition and related costs	–	451	–	937
Adjusted EBITDA	$1,885	$7,573	$8,073	$17,298

GAAP net cash (used in) provided by operating activities	$(3,737)	$10,603	$(8,771)	$3,661
Purchase of property and equipment	(34,508)	(7,625)	(41,432)	(11,824)
Free cash flow	$(38,245)	$2,978	$(50,203)	$(8,163)

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